Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-34488, 333-67371, 333-76724, 333-96919, 333-100322 and
333-117492) and on Form S-8 (File Nos. 333-39674, 333-39676, 333-39678,
333-103527, and 333-113704) of Headwaters Incorporated of our report dated November 10, 2004 with respect to the consolidated financial statements of Headwaters Incorporated included in this Annual Report (Form 10-K) for the year ended September 30, 2004.

/s/ Ernst & Young LLP

Salt Lake City, Utah
December 10, 2004